                                                                      EXHIBIT 12


                                 AMR CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)

                                                                        Three Months Ended March 31,
                                                                       ------------------------------
                                                                           2002              2001
                                                                       ------------      ------------

Earnings (loss):
   Loss before income taxes and cumulative effect of accounting
     change                                                            $       (863)     $        (57)

   Add:  Total fixed charges (per below)                                        440               332

   Less:  Interest capitalized                                                   22                41
                                                                       ------------      ------------
      Total earnings (loss) before income taxes and cumulative
        effect of accounting change                                    $       (445)     $        234
                                                                       ============      ============

Fixed charges:
   Interest                                                            $        160      $        114

   Portion of rental expense representative of the interest factor              272               212

   Amortization of debt expense                                                   8                 6
                                                                       ------------      ------------
      Total fixed charges                                              $        440      $        332
                                                                       ============      ============

Coverage deficiency                                                    $        885      $         98
                                                                       ============      ============